Exhibit 10.3

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

INTERNATIONAL SURF RESORTS, INC.

Warrant

Warrant Number: [●]
Date of Issuance: February [●], 2011 (“Issuance Date”)

INTERNATIONAL SURF RESORTS, INC., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [●], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant (including any Warrants issued in exchange, transfer or replacement hereof, this “Warrant”), at any time or times on or after the date hereof (the “Exercisability Date”), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below) and/or other securities, the number of shares, subject to adjustment as provided herein, of fully paid, non-assessable shares of Common Stock (as defined below) set forth below in Section 1(c) (the “Warrant Securities”).  This Warrant is one of a series of Warrants being issued pursuant to that certain Securities Purchase Agreement, dated the date hereof (the “SPA Date”), by and between the Company and the Holder (the “Securities Purchase Agreement”).  Except as otherwise defined herein, capitalized terms used in this Warrant shall have the meanings set forth in the Securities Purchase Agreement.

1.	EXERCISE OF WARRANT.

(a) Mechanics of Exercise.  Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Exercisability Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company by no later than two (2) Trading Days of an amount equal to the applicable Exercise Price in effect on the date of exercise multiplied by the number of Warrant Securities as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds or (B) by delivery of the Exercise Notice to the Company specifying that this Warrant is being exercised as a Cashless Exercise (as defined in Section 1(d)).  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder.  Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Securities shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Securities.  On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of such Exercise Notice to the Holder and Corporate Stock Transfer, Inc. (the Company~~'~~s “Transfer Agent”).  On or before the third (3rd) Trading Day following the date on which the Company has received such Exercise Notice (the “Share Delivery Date”), the Company shall, (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Warrant Securities to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise.  Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Securities with respect to which this Warrant has been exercised, irrespective of the date such Warrant Securities are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Securities, as the case may be.  If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Securities represented by this Warrant submitted for exercise is greater than the number of Warrant Securities being acquired upon an exercise, then the Company shall as soon as practicable and in no event by no later than three (3) Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Securities purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Securities with respect to which this Warrant is exercised.  No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.  The Company shall pay any and all transfer taxes which may be payable with respect to the issuance and delivery of Warrant Securities upon exercise of this Warrant.

(b) Exercise Price; Number of Warrant Securities.  For purposes of this Warrant, “Exercise Price” means 120% of the PIPE Share Price (as defined in the Securities Purchase Agreement), subject to adjustment as provided herein.  The “Warrant Securities” means a number of shares of Common Stock and/or other securities, including units of securities, sold in the PIPE Offering, subject to adjustment as provided herein, equal to (x) the Warrant Coverage (as defined below) multiplied by (y) the Purchase Price (as defined in the Securities Purchase Agreement), (z) divided by the PIPE Share Price.  “Warrant Coverage” means (i) 50% of the Purchase Price, if the PIPE Offering (as defined in the Securities Purchase Agreement) closes on or prior to 120 days after the Closing Date (as defined in the Securities Purchase Agreement), (ii) 75% of the Purchase Price, if the PIPE Offering closes after 120 days but before 150 days, after the Closing Date, and (iii) 100% of the Purchase Price, if the PIPE Offering closes after 150 days after the Closing Date.

(c) Company’s Failure to Timely Deliver Securities.  If within three (3) Trading Days of receipt of the Exercise Notice, the Company shall fail to issue to the Holder a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant, and if on or after such third Trading Day the Holder purchases (or any third party on behalf of such Investor or for the Investor’s account purchases,  in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s written request and at the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Securities) or credit the Holder’s balance account with DTC for such Warrant Securities shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Securities or credit the Holder’s balance account with DTC for the number of such Warrant Securities and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, multiplied by (B) the Closing Bid Price on the Share Delivery Date.

(d) Cashless Exercise.  Notwithstanding anything contained herein to the contrary, if a registration statement covering the Warrant Securities that are the subject of the Exercise Notice (the “Unavailable Warrant Securities”), or an exemption from registration, is not available for the resale of such Unavailable Warrant Securities, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

           Net Number = (A x B) - (A x C)
                                           B
           For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the arithmetic average of the Closing Sale Prices of the shares of Common Stock for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Warrant Securities at the time of such exercise.

(e) Rule 144.  For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, assuming the Holder is not an affiliate of the Company, it is intended that the Warrant Securities issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Securities shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Securities Purchase Agreement.

(f) Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Securities, the Company shall promptly issue to the Holder the number of Warrant Securities that are not disputed.

(g) Registration of Warrant.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of record of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(h) Registration of Transfers.  The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company at its address specified herein.  Upon any such registration of transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder.  The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

2.
ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SECURITIES.  The Exercise Price and the number of Warrant Securities issuable upon exercise of this Warrant, as applicable, shall be adjusted from time to time as follows:

(a) Adjustment upon Subdivision or Combination of Common Stock.  If the Company at any time on or after the SPA Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Securities will be proportionately increased.  If the Company at any time on or after the SPA Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Securities will be proportionately decreased.  Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Adjustment of Exercise Price Upon Issuance of New Securities at Less Than the Exercise Price.  In the event the Company shall at any time after the date hereof and on or prior to the earlier of the exercise of this Warrant in full and the one (1) year anniversary of the date hereof, issue New Securities, without Consideration or for a Consideration per share less than the applicable Exercise Price in effect immediately prior to such issue, then the Exercise Price shall be reduced, concurrently with such issue, to the Consideration per share received by the Company for such issue or deemed issue of the New Securities; provided, that, if such issuance or deemed issuance was without Consideration, then the Company shall be deemed to have received an aggregate of $0.001 of Consideration for all such New Securities issued or deemed to be issued; provided further, that, in the event of an Adjustment pursuant to this Section 2(b), the number of Warrant Securities issuable upon exercise of this Warrant shall not change.

(c) Other Events.  If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights or phantom stock rights), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Securities so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Securities as otherwise determined pursuant to this Section 2.

(d) Adjustments Generally.  If the Warrant Securities underlying this Warrant include securities that are convertible or exercisable, then such Warrant Securities shall be adjusted from time to time for all of the events that would cause an adjustment to the securities issued in the PIPE Offering, notwithstanding that this Warrant has not been exercised and that the Warrant Securities are not outstanding at the time of the event giving rise to such adjustment.

3.	RIGHTS UPON DISTRIBUTION OF ASSETS.

(a) If at any time or from time to time the holders of Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor:

(i)           Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution (other than a dividend or distribution covered in Section 2(a) above);

(ii)           any cash paid or payable otherwise than as a cash dividend; or

(iii)           Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock pursuant to Section 2(a) above), then and in each such case, the Holder hereof will, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (ii) and (iii) above) which such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.  For purposes of this Section 3, if the PIPE Offering includes securities that are convertible into Common Stock, the calculation will be made on the basis of the number of shares the Holder would hold if the Holder had converted such securities.

(b) Upon the occurrence of each adjustment pursuant to this Section 3, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted number or type of Warrant Securities or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.  Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

4.
FUNDAMENTAL TRANSACTIONS.  The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes this Warrant in accordance with the provisions of this Section 4, including agreements to deliver to each holder of Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock or other securities equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and satisfactory to the Holder.  Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.   In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction (including, if the Warrant Securities underlying this Warrant include securities that are convertible or exercisable, had such Warrant Securities been converted or exercised, as applicable, into shares of Common Stock).  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.  Notwithstanding the foregoing, in the event of a Fundamental Transaction (i) in which holders of Common Stock receive all cash or substantially all cash or (ii) with a Person whose common stock or equivalent equity security is not quoted or listed on an Eligible Market, and, in either case, at the request of the Holder delivered within 30 days after consummation of the Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within seven Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction.

5.
NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith comply with all the provisions of this Warrant and take all actions consistent with effectuating the purposes of this Warrant.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

6.
WARRANT HOLDER NOT DEEMED A STOCKHOLDER.  Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Securities which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7.	REISSUANCE OF WARRANTS.

(a) Transfer of Warrant.  Subject to Section 14 of this Warrant, if this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company and deliver the completed and executed Assignment Form, in the form attached hereto as Exhibit B, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Securities being transferred by the Holder and, if less then the total number of Warrant Securities then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Securities not being transferred.

(b) Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Securities then underlying this Warrant.

(c) Exchangeable for Multiple Warrants.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Securities then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Securities as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.  Notwithstanding anything to the contrary herein, in no event shall the original Warrant be subdivided into more than three (3) separate Warrants and such new Warrants shall not be further subdivided.

(d) Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Securities then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Securities designated by the Holder which, when added to the number of shares of Common Stock and/or other securities underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Securities then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.	NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 7.4 of the Securities Purchase Agreement.

9.
AMENDMENT AND WAIVER.  Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

10.
GOVERNING LAW.  This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

11.
CONSTRUCTION; HEADINGS.  This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12.
DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Securities, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Securities within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder, which approval shall not be unreasonably withheld, or (b) the disputed arithmetic calculation of the Warrant Securities to the Company’s independent, outside accountant.  The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations.  The prevailing party in any dispute resolved pursuant to this Section 12 shall be entitled to the full amount of all reasonable expenses, including all costs and fees paid or incurred in good faith, in relation to the resolution of such dispute.  Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13.
REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transactions Documents, as applicable, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.  The Company acknowledges that a breach by it of its obligations hereunder may cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder may be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.  The issuance of Warrant Securities and certificates for such Warrant Securities as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof.

14.
TRANSFER.  Subject to compliance with applicable laws, this Warrant may not be offered for sale, sold, transferred or assigned without the consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed.

15.
WARRANT AGENT.  The Company shall serve as warrant agent under this Warrant.  Upon 30 days' notice to the Holder, the Company may appoint a new warrant agent.  Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or stockholder services business shall be a successor warrant agent under this Warrant without any further act.  Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

16.	SEVERABILITY. If any provision of this Warrant shall be held to be invalid and unenforceable, such invalidity or unenforceability shall not affect any other provision of this Warrant.

17.	CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) "Black Scholes Value" means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the "OV" function on Bloomberg using (i) a price per share of Common Stock equal to the Weighted Average Price of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable  Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Dollar – LIBOR swap rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction, (iii) an expected volatility equal to the greater of 100% or the 30-day realized volume up to and including the Trading Day immediately after the public announcement of the applicable Fundamental Transaction, and (iv) a remaining option time equal to the number of calendar days between the date of the public announcement of the applicable Fundamental Transaction and the expiration of the Exercise Period.

(b) “Bloomberg” means Bloomberg Financial Markets.

(c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(e) “Common Stock” means (i) the Company’s shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(f) “Consideration” means, in the case of issuance of New Securities issued (i) for cash, the amount of cash received by the Company; (ii) for property other than cash, the property value computed at the fair market value thereof at the time of such issue, as determined in good faith by the board of directors of the Company; and (iii) together with other shares or securities or other assets of the Company for consideration which covers both, the proportion of such Consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the board of directors of the Company. The Consideration per share received by the Company for New Securities that are Options or Convertible Securities, shall be determined by dividing: (x) the total amount, if any, received or receivable by the Company as Consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional Consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(g) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(h) “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., The American Stock Exchange, The NASDAQ Global Market ~~or~~, The NASDAQ Capital Market or the Over the Counter Bulletin Board.

(i) “Expiration Date” means the date that is five (5) years following the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(j) “Fundamental Transaction” means (other than the Target Transfaction) that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person (but excluding a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock, or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock; or (vii) the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary.

(k) “New Securities” means all shares of Common Stock issued or deemed to be issued by the Company after the SPA Date, other than (i) the following shares of Common Stock and (ii) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities outstanding as of the Closing Date: (a) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 2(a); (b) shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Company or any of its Subsidiaries pursuant to a plan, agreement or arrangement approved by the board of directors of the Company; ~~or~~ (c) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case, provided such issuance is pursuant to the terms of such Option or Convertible Security; (d) shares of Common Stock, Options or Convertible Securities issued to employees or directors of, or consultants or advisors to, the Company or any of its Subsidiaries in consideration for services rendered, as approved in each case by the independent members of the Company's board of directors; (e) shares of Common Stock or Convertible Securities .issued as consideration for a transaction, including the Target Transaction, or (f) shares of Common Stock, Options or Convertible Securities issued in connection with the Company's strategic relationships or joint ventures.

(l) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(m) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(n) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(o)  “Principal Market” means the principal securities exchange or securities market on which the Common Stock is then traded.

(p) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(q) “Trading Day” means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(r) "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which the Common Stock is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink OTC Markets, Inc. (or any similar organization or agency succeeding to its functions of reporting prices).  If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12 with the term "Weighted Average Price" being substituted for the term "Exercise Price." All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

[Signature Page Follows]

           IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the Issuance Date set out above.

INTERNATIONAL SURF RESORTS, INC.
By:
Name: Title:

 EXHIBIT A

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER
TO EXERCISE THIS WARRANT

INTERNATIONAL SURF RESORTS, INC.
           The undersigned holder hereby exercises the right to purchase _________________ PIPE Securities (“Warrant Securities”) of INTERNATIONAL SURF RESORTS, INC., a Nevada corporation (the “Company”), evidenced by the attached Warrant (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

           1.  Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as:

____________	a “Cash Exercise” with respect to _________________ Warrant Securities; and/or

____________	a “Cashless Exercise” with respect to _______________ Warrant Securities.

           2.  Payment of Exercise Price.  In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Securities to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

           3.  Delivery of Warrant Securities.  The Company shall deliver to the holder __________ Warrant Securities in accordance with the terms of the Warrant and, after delivery of such Warrant Securities, _____________ Warrant Securities remain subject to the Warrant.

Date: _______________ __, ______

   Name of Registered Holder

By:
           Name:
           Title:

ACKNOWLEDGMENT

           The Company hereby acknowledges this Exercise Notice and hereby directs Corporate Stock Transfer, Inc. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated [___ ____], 20[__] from the Company and acknowledged and agreed to by Corporate Stock Tansfer, Inc.

INTERNATIONAL SURF RESORTS, INC.
By:
Name: Title:

 EXHIBIT B

ASSIGNMENT FORM

INTERNATIONAL SURF RESORTS, INC.

(To assign the foregoing Warrant, execute this form and supply required information.  Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)
Dated: _______________ __, ______
Holder’s Signature:
Holder’s Address:
NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.